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                                                                    EXHIBIT 23.6

  I hereby consent to all references to me as a nominated director in the Registration Statement of Creative Master International, Inc. and the Prospectus constituting a part thereof.

                                          /s/ Clayton K. Trier
                                          _____________________________________
                                          Clayton K. Trier

Date: October 14, 1998